UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 26, 2007, The TriZetto Group, Inc. (the “Company”) amended certain warrant agreements that it had previously entered into with Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and UBS Investment Bank (the “Warrants”). The maximum shares initially issuable under the Warrants was capped in error at 31.4 million shares (three times the shares currently underlying the warrants). The amendments to the Warrants (the “Amendments”) correct the cap to 20.9 million shares (two times the shares currently underlying the warrants).

The information in this Item 1.01 is qualified in its entirely by reference to the description of the Warrants in the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on April 17, 2007. The Company will file copies of the Amendments as exhibits to the Company’s next periodic report filed under the Securities Exchange Act of 1934, as amended. The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments.

Item 7.01.	Regulation FD Disclosure.*

On July 30, 2007, the Company issued a Questions and Answers document regarding a potential non-cash accounting impact relating to certain aspects of the convertible notes and other financial instruments issued by the Company in the second quarter. The Questions and Answers document is attached as Exhibit 99.1 to this Current Report on Form 8-K and will be posted to the Investors section of the Company’s website at www.trizetto.com.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Questions and Answers issued by The TriZetto Group, Inc., dated July 30, 2007

* The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: July 30, 2007	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Questions and Answers issued by The TriZetto Group, Inc., dated July 30, 2007